Exhibit 99.3

WARREN EQUITIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	November 30,	May 31,
	2014	2014
Assets
Current assets:
Cash and cash equivalents	$18,603,000	$14,312,000
Securities available for sale	28,311,000	20,253,000
Accounts receivable, trade, less allowance for doubtful accounts of $861,000 and $561,000 at November 30, 2014 and May 31, 2014, respectively	8,518,000	18,685,000
Receivables, other	12,615,000	10,526,000
Inventories	21,741,000	24,893,000
Deferred income taxes	3,884,000	3,884,000
Prepaid expenses and other current assets	5,499,000	1,247,000
Total current assets	99,171,000	93,800,000
Property, plant and equipment	274,527,000	274,591,000
Less accumulated depreciation and amortization	164,360,000	161,322,000
Net property, plant and equipment	110,167,000	113,269,000
Other assets	28,812,000	34,394,000
Total assets	$238,150,000	$241,463,000
Liabilities and Stockholder’s Equity
Current liabilities:
Accounts payable and accrued expenses	$48,555,000	$66,780,000
Income taxes payable	1,249,000	735,000
Other current liabilities	4,624,000	4,904,000
Total current liabilities	54,428,000	72,419,000

Other liabilities	25,947,000	25,771,000
Deferred income taxes	13,180,000	9,760,000
Total long-term liabilities	39,127,000	35,531,000

Stockholder’s equity:
Common stock, no par value. Authorized 1,000 shares; issued and outstanding 200 shares	72,000	72,000
Additional paid-in capital	2,829,000	2,829,000
Retained earnings	160,221,000	149,139,000
Treasury stock, 47 shares, at cost	(18,527,000)	(18,527,000)
Total stockholder’s equity	144,595,000	133,513,000
Total liabilities and stockholder’s equity	$238,150,000	$241,463,000

See accompanying notes to consolidated financial statements.

WARREN EQUITIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended November 30,		Six Months Ended November 30,
	2014	2013	2014	2013

Sales
Petroleum products	$356,739,000	$423,939,000	$790,164,000	$889,956,000
Merchandise	46,480,000	45,858,000	98,105,000	96,591,000
Gross sales	403,210,000	469,797,000	888,269,000	986,547,000

Less federal and state excise taxes	36,856,000	37,401,000	75,984,000	75,997,000
Net sales	366,363,000	432,396,000	812,285,000	910,550,000

Other revenues	2,176,000	2,272,000	4,182,000	4,597,000
Total revenues	368,539,000	434,668,000	816,467,000	915,147,000

Costs and expenses:
Costs of petroleum products sold	293,954,000	364,266,000	663,835,000	769,806,000
Costs of merchandise sold	34,334,000	33,863,000	72,664,000	71,502,000
General and administrative	6,128,000	5,799,000	12,314,000	11,636,000
Selling	21,807,000	24,665,000	46,050,000	48,453,000
Delivery	5,671,000	5,952,000	11,466,000	11,723,000
Gain on sale of property, plant and equipment	(993,000)	(142,000)	(1,010,000)	(153,000)
Total costs and expenses	360,901,000	434,403,000	805,319,000	912,967,000

Income from operations	7,638,000	265,000	11,148,000	2,180,000

Other income (expense):
Interest and dividend income	197,000	412,000	542,000	605,000
Interest expense	(5,000)	(21,000)	(20,000)	(41,000)
Other	3,810,000	2,907,000	6,987,000	5,276,000
Total other income (expense)	4,002,000	3,298,000	7,509,000	5,840,000

Income before income taxes	11,640,000	3,563,000	18,657,000	8,020,000

Income taxes	4,726,000	1,446,000	7,575,000	3,306,000
Net income	$6,914,000	$2,117,000	$11,082,000	$4,714,000

See accompanying notes to consolidated financial statements.

WARREN EQUITIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF RETAINED EARNINGS

(Unaudited)

Six Months Ended
November 30,
2014

Retained earnings at beginning of year	$149,139,000

Net income	11,082,000

Dividends	—

Retained earnings at end of year	$160,221,000

See accompanying notes to consolidated financial statements.

WARREN EQUITIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended
	November 30,
	2014	2013
Operating activities
Net income	$11,082,000	$4,714,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,801,000	5,884,000
Deferred income taxes	3,420,000	2,607,000
Gain on sale of property, plant and equipment	(1,010,000)	(153,000)
Changes in assets and liabilities:
Receivables and other assets	13,657,000	7,497,000
Inventories	3,152,000	326,000
Prepaid expenses	(4,252,000)	(3,996,000)
Accounts payable, accrued expenses, other current liabilities and other liabilities	(18,329,000)	(10,161,000)
Income taxes	514,000	(1,582,000)
Net cash provided by operating activities	14,035,000	5,136,000

Investing activities
Purchases of property, plant and equipment	(3,258,000)	(7,692,000)
Purchases of securities available for sale	(8,058,000)	2,129,000
Proceeds from sale of property, plant and equipment	1,572,000	160,000
Net cash used in investing activities	(9,744,000)	(5,403,000)

Financing activities
Borrowings on demand notes	—	2,936,000
Dividends paid	—	(2,000,000)
Net cash provided by financing activities	—	936,000
Net increase in cash and cash equivalents	$4,291,000	$669,000

Cash at beginning of period	14,312,000	13,791,000
Cash at end of period	$18,603,000	14,460,000

See accompanying notes to consolidated financial statements.

WARREN EQUITIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1.              Summary of Significant Accounting Policies

Nature of Business and Risks

Warren Equities, Inc. (the “Company”) is a diversified petroleum marketing organization that is involved in the wholesale and retail distribution of refined petroleum products, retail merchandise and ancillary services. The Company also leases certain of its properties to third-party operators (referred to as “dealers”) in the normal course of business operations.

The preparation of the consolidated financial statements requires management of the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the carrying amount of property, plant, and equipment; valuation of receivables; valuation of inventories; valuation of deferred income tax assets; environmental liabilities; insurance reserves; and asset retirement obligations. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and all of its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation. The Company’s subsidiaries are as follows:  Drake Petroleum Company, Inc.; Puritan Oil Company, Inc.; Warex Terminals Corporation; Xcel Environmental, Inc. The characteristics of these subsidiaries are all similar and, as such, the Company has a single reportable segment comprised of the consolidated results of the Company and its subsidiaries.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. The Company did not hold any cash equivalents at November 30, 2014 and May 31, 2014.

WARREN EQUITIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Securities Available for Sale

The Company’s securities available for sale are carried at fair value based on quoted prices for similar assets or liabilities. The total unrealized loss and gain on the securities held by the Company at November 30, 2014 and May 31, 2014 was not material.

Receivables and Allowance for Doubtful Accounts and Mortgage Reserves

The Company carries its accounts receivable from trade sales and mortgage receivables from the sale of properties at their face amounts, less an allowance for doubtful accounts and mortgage reserves, respectively. The Company estimates the allowance for doubtful accounts and mortgage reserves based on historical collection results, and current economic conditions, using factors based on the aging of its accounts and other information available at the consolidated balance sheet dates. The Company grants credit to its customers and generally requires collateral. The majority of accounts are individually evaluated on a regular basis, and appropriate reserves are established as deemed necessary. Notes receivable, included in receivables, other, and other assets amounted to $17.4 million and $22.6 million at November 30, 2014 and May 31, 2014, respectively, net of reserves of $1.9 million and $2.1 million at November 30, 2014 and May 31, 2014, respectively.

The Company charges interest on its notes receivables and recognizes interest income on such notes receivables in its consolidated statements of income as part of other income (expense). Interest income recognized for the three months ended November 30, 2014 and 2013 was $0.2 million and $0.3 million, respectively, and $0.5 million and $0.6 million for the six months ended November 30, 2014 and 2013, respectively.

Fair Value Measurements

The accounting guidance for fair value measurements establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.

Level 1 — Value is based on observable inputs such as quoted prices in active markets for identical assets or liabilities.

Level 2 — Value is based on inputs other than the quoted prices in active markets that are observable for assets or liabilities, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in inactive markets.

Level 3 — Value is based on unobservable inputs based on the entity’s own assumptions.

WARREN EQUITIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Assets measured at fair value on a recurring basis are summarized below:

	Fair Value,
	November 30,	Fair Value Measurements Using
	2014	Level 1	Level 2	Level 3

Securities available for sale	$28,311,000	$—	$28,311,000	$—

	Fair Value,
	May 31,	Fair Value Measurements Using
	2014	Level 1	Level 2	Level 3

Securities available for sale	$20,253,000	$—	$20,253,000	$—

The Company’s securities available for sale are fair valued utilizing the market approach. The market approach is based on using quoted market prices for similar assets.

The contractual maturity dates of these securities are as follows:

	November 30,	May 31,
	2014	2014

Less than one year	$26,754,000	$9,849,000
One to five years	1,557,000	10,404,000
	$28,311,000	$20,253,000

Inventories

Petroleum and merchandise inventories are stated at the lower of first-in, first-out cost, or market.

Product Custody Agreements

The Company may store its own petroleum products as part of the “terminaling” agreement with Global Partners LP that allows the Company to retain certain “throughput” and storage capabilities at the terminal facility at Global Partners LP locations.  Handling fees paid by the Company to Global Partners LP are included in cost of goods sold.  Inventory is adjusted for the net product due to, or owed by, Global Partners LP, the Company’s sole throughput custody partner.

WARREN EQUITIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Dealer Consideration and Advances

Dealer consideration and advances are stated at the amounts advanced, less accumulated amortization. Amortization of dealer consideration is computed either over the life of the contract; or based on actual gallons sold, as a percentage of total gallons projected to be sold under the contract or as an incremental adjustment to the price of actual gallons sold to the dealer. In accordance with the applicable accounting guidance for considerations advanced from vendors to customers, the Company records the amortization expense on these dealer considerations and advances as a reduction of revenues in the Company’s consolidated statements of income. At November 30, 2014 and May 31, 2014, the Company had $11.9 million and $13.1 million, respectively, recorded in receivables, other, and other assets related to dealer consideration and advances.

Property, Plant, and Equipment

Property, plant, and equipment are stated at cost. Depreciation and amortization for financial statement purposes is provided on the straight-line method over the estimated useful lives of the assets. The cost of leasehold improvements is amortized over the lesser of the length of the related leases, or the useful lives of the assets.

WARREN EQUITIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Impairment of Long-Lived Assets

Long-lived assets, primarily property, plant, and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to the estimated undiscounted future cash flows expected to be generated by the asset based on the remaining useful life of that asset. If the carrying amount of the asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. There were no impairment charges recorded for the three and six months ended November 30, 2014 and 2013.

Environmental Remediation Costs

Costs incurred to investigate and remediate contaminated sites are expensed, unless the remediation extends the economic useful life of the assets employed at the site. Remediation costs that extend the economic lives of the assets are capitalized and amortized over the remaining economic lives of the assets employed at the site.

The Company accrues for the estimated future costs related to remediation activities at existing and previously operated gasoline storage sites. Estimates of the anticipated future costs for remediation activities at such sites are based on the Company’s prior experience with remediation sites and consideration of factors, such as the condition of the site contamination, location of tank sites, and experience with contractors who perform environmental assessment activities, when it is probable that corrective action will be taken and the cost of the remediation activities can be reasonably estimated. A portion of the environmental expenditures incurred for remediation activities, including anticipated future costs for remediation activities, are eligible for reimbursement under state trust funds and reimbursement programs.

Insurance

The Company has established self-insurance and predetermined deductible/retention programs to cover certain insurable risks consisting primarily of physical loss to property, workers’ compensation, and comprehensive general and automotive liability. Third-party insurance coverage, above predetermined deductibles of up to $0.3 million per occurrence is effective as of November 30, 2014. Provisions for losses expected under the Company’s insurance programs are recorded based on estimates of the aggregate liabilities for claims incurred.

WARREN EQUITIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Asset Retirement Obligations

The Company records an estimated liability for the future cost to remove underground storage tanks in accordance with the applicable accounting guidance for asset retirement obligations, and for conditional asset retirement obligations, and recognizes that cost over the estimated useful life of the storage tanks (Note 7). A liability for the fair value of an asset retirement obligation, with a corresponding increase to the carrying value of the related long-lived asset, is recorded at the time an underground storage tank is installed. In accordance with the applicable accounting guidance for asset retirement obligations, the estimated change in the asset retirement obligation liability attributable to the change in the asset removal cost in subsequent periods is capitalized to property, plant, and equipment with a corresponding change to the asset retirement obligation liability. Revisions to the liability could occur due to changes in tank removal costs or tank useful lives, or if federal and/or state regulators enact new guidance on the removal of such tanks. The Company amortizes the amount capitalized to property, plant, and equipment, and it also recognizes accretion expense in connection with the discounted liability over the estimated remaining life of the respective underground storage tank.  At November 30, 2014 and May 31, 2014, the Company had $0.5 million and $0.5 million, respectively, recorded in accounts payable and accrued expenses.  The Company also had $4.5 million and $4.4 million recorded in other liabilities at November 30, 2014 and May 31, 2014, respectively.

Income Taxes

The Company and its subsidiaries file a consolidated federal income tax return. Income taxes are accounted for under the asset-and-liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company evaluates tax positions taken, or expected to be taken, in the course of preparing the Company’s tax returns to determine whether the tax positions are more likely than not to be realized. Tax positions not deemed to meet the more-likely than-not threshold are recorded as a tax expense in the current reporting period. There are no uncertain tax positions that require adjustment to the consolidated financial statements at November 30, 2014.

WARREN EQUITIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Revenue Recognition

The Company recognizes revenue on wholesale sales when title to, and risk of loss on the products passes to the customer, generally upon delivery. The Company recognizes revenue on retail sales at the time the merchandise is sold at a retail outlet. The Company collects taxes, which consist of various pass-through taxes collected from customers on behalf of taxing authorities, and remits such taxes directly to those taxing authorities. Therefore, it is the Company’s policy to include such taxes collected from customers in gross sales and separately deduct those taxes to arrive at net revenues on the Company’s consolidated statements of income.

Shipping and Handling Charges

Costs that the Company incurs for shipping and handling are charged to delivery expenses recorded within costs and expenses on the Company’s consolidated statements of income. Such costs amounted to approximately $4.4 million and $4.6 million for the three months ended November 30, 2014 and 2013, respectively and $8.9 million and $9.3 million for the six months ended November 30, 2014 and 2013, respectively.

Concentrations of Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash, securities available for sale, accounts receivable, mortgage receivables, and derivative financial instruments. The Company places its cash and investments with highly rated financial institutions. The Company limits the amount of credit exposure with any one financial institution and conducts ongoing evaluations of the creditworthiness of the financial institutions with which it does business. The Company provides credit, in the normal course of business, primarily to wholesale and retail petroleum companies and dealers. The Company also provides mortgage receivables to counterparties in property sale transactions. The Company may require collateral based upon a review of its customers’ and counterparties’ financial statements. The Company performs ongoing credit evaluations of its customers for trade receivables and notes receivable, and provides for credit losses based on specific information and historical trends.

Credit risk on accounts receivable is also minimized as a result of the Company’s large customer base.

WARREN EQUITIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Fair Value of Financial Instruments

The Company’s financial instruments include cash, securities available for sale, accounts receivable and mortgage receivables. At November 30, 2014 and May 31, 2014, the carrying value of these instruments approximated their fair values based on current market prices and rates. As estimates of these fair values are subjective, and involve uncertainties and judgments, they cannot be determined with precision, and any changes in assumptions would affect these estimates.

Sales of Retail Properties and Discontinued Operations

The Company’s disclosure of discontinued operations is in accordance with the amendments in Accounting Standards Update 2014-08 (ASU 2014-08), which the Company has elected to adopt during its fiscal year ended May 31, 2014.  ASU 2014-08 updates applicable guidance on the presentation of financial statements to require disposals to be reported in discontinued operations when the disposal represents a strategic shift for the Company with the current or potential for a major effect on operations and financial results.  During the three and six months ended November 30, 2014 and 2013, there have been no disposals of components of the Company that represent a strategic shift that has, or will have, a major effect on the Company’s operations and financial results.

2. Securities Available For Sale

Pursuant to the Company’s investment policy, securities available for sale consist of mortgage-backed securities that represent corporate debt of quasi-government entities with various contractual or anticipated maturity dates ranging from one month to five years. These securities issued by the quasi-government entities have the implicit backing of the U.S. Treasury. In accordance with the applicable accounting guidance for such securities, these securities are carried at fair value. The unrealized gains on the securities held by the Company at November 30, 2014 and May 31, 2014 were not material. Realized gains and losses from the sale of available-for-sale securities, if any, are determined on a specific-identification basis. A decline in the fair value of any available-for-sale security below cost that is determined to be other than temporary will result in a write-down of its carrying amount to fair value. No such impairment charges were recorded for any period presented.

The fair value of such securities at November 30, 2014 and May 31, 2014 was $28.3 million and $20.3 million, respectively.

Currently, all available for sale securities have original maturities greater than 90 days. Actual maturities are expected to differ from contractual dates as a result of earlier issuer redemptions.

WARREN EQUITIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

3. Inventories

Inventories are summarized as follows:

	November 30,	May 31,
	2014	2014

Petroleum products	$7,872,000	$10,529,000
Merchandise	13,869,000	14,364,000
	$21,741,000	$24,893,000

4. Property, Plant, and Equipment

The following is a summary of property, plant, and equipment at cost:

	November 30,	May 31,
	2014	2014
Land	$22,397,000	$22,334,000
Buildings and bulk plant	76,087,000	76,335,000
Leasehold improvements	39,903,000	40,090,000
Equipment on location	127,879,000	126,844,000
Office equipment	3,180,000	3,115,000
Motor vehicles	4,777,000	5,621,000
Construction in process	—	252,00
Other	304,000	—
	$274,527,000	$274,591,000

WARREN EQUITIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

5. Income Taxes

The components of income tax expense are as follows:

	Three Months Ended November 30,		Six Months Ended November 30,
	2014	2013	2014	2013
Current:
Federal	$2,056,000	$(1,013,000)	$3,295,000	$120,000
State	536,000	257,000	860,000	579,000
	2,592,000	(756,000)	4,155,000	699,000

Deferred:
Federal	1,506,000	2,103,000	2,414,000	2,384,000
State	628,000	99,000	1,006,000	223,000
	2,134,000	2,202,000	3,420,000	2,607,000
	$4,726,000	$1,446,000	$7,575,000	$3,306,000

The primary cause of the variation in the effective tax rate from the U.S. federal statutory rate is state income taxes and valuation allowance. As of November 30, 2014 and May 31, 2014, the Company had charitable contribution carryforwards in the amount of approximately $5.6 million, which expire at various dates through 2015.

A valuation allowance for deferred tax assets is recorded if, based on the weight of the available evidence, it is more likely than not that some portion or all of the deferred tax assets may not be realized. The Company considers a number of factors, including the positive and negative evidence regarding the realization of the deferred tax assets, to determine whether a valuation allowance should be recognized with respect to the deferred tax assets. Based on this analysis, the Company concluded that, it is more likely than not that $4.5 million of charitable contribution carryforwards will expire unused.

As of November 30, 2014, there are no uncertain tax positions that require adjustment to the consolidated financial statements.

WARREN EQUITIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

6. Notes Payable and Long-Term Debt

At November 30, 2014, the Company has credit agreements providing unsecured demand notes of $8.0 million for general corporate purposes and letters of credit, due in June 2015 and $8.0 million for general corporate purposes and letters of credit, due in November 2015. In addition, the Company also has a $6.0 million line of credit that is due to expire in November 2015. The Company has no outstanding borrowings against these credit agreements at November 30, 2014.

At November 30, 2014, the Company also has $3.9 million available in standby letters of credit. No borrowings have been made on these letters of credit as of November 30, 2014.

The various bank agreements contain certain restrictive covenants setting forth minimum cash flow and coverage requirements, and a number of other limitations including restrictions on capital expenditures, certain investments, share repurchases, and dividend payments. The Company was in compliance with these covenants at November 30, 2014.

7. Asset Retirement Obligations

A reconciliation of the changes in the asset retirement obligation is as follows:

	November 30,	May 31,
	2014	2014

Beginning balance	$4,938,000	$4,989,000
Change in estimates	—	54,000
Liabilities settled, net	—	(128,000)
Accretion expense	24,000	23,000
Ending balance	$4,962,000	$4,938,000

8. Savings and Retirement Plans

The Company has a defined-contribution retirement plan covering substantially all of its employees. The Company funds plan costs as incurred. The total expense was $0.2 million for each of the three month periods ended November 30, 2014 and 2013, respectively and $0.4 million for each of the six month periods ended November 30, 2014 and 2013.

The Company has established a supplemental executive retirement plan covering certain key executives. The unfunded plan calls for benefits to be paid to eligible employees at retirement, based primarily upon years of service with the Company and compensation rates near retirement.  The expense for the three and six months ended November 30, 2014 and 2013 is immaterial.  At

WARREN EQUITIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

November 30, 2014 and May 31, 2014, the Company had a liability related to this plan recorded in accounts payable and accrued expenses in the amount of $3.1 million and $3.4 million, respectively.

9. Other Employee Agreements

The Company has long term incentive and retention agreements covering certain key executives for which payment is contingent upon continued services to the Company and the sale of the Company to an independent third party.  Such sale had not been achieved as of November 30, 2014.  No accrual has been recorded for these arrangements at November 30, 2014 due to the payment contingency relating to the sale of the Company.  On January 7, 2015, the Company was acquired by Global Partners LP (see Note 13) and, as a result, change in control payments totaling approximately $7.8 million were due to the employees of the company covered by these agreements.

10. Operating Leases

The Company leases service stations under operating leases, which provide for minimum annual rentals as follows:

Year Ended May 31:
2015	$6,780,000
2016	5,982,000
2017	5,031,000
2018	4,280,000
2019	3,270,000
2020	2,664,000
Thereafter	9,392,000
$37,399,000

The minimum lease payments include any base rent plus step increases and escalation clauses; any guarantee of residual value by the lessee; and any payments for failure to renew a lease. Rent expense for the three months ended November 30, 2014 and 2013 was $2.0 million and $2.0 million, respectively, and $3.9 million and $4.0 million for the six months ended November 30, 2014 and 2013, respectively.  Substantially all of the leases have options that permit the Company to renew.

WARREN EQUITIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The Company also leases certain of its properties to third-party dealers under operating leases. Rental income for the three months ended November 30, 2014 and 2013 was $2.2 million and $2.3 million, respectively, and $4.2 million and $4.6 million for the six months ended November 30, 2014 and 2013, respectively, and is included in other revenues as an element of total revenues.

Minimum future rentals to be received are as follows:

Year Ended May 31:
2015	$6,455,000
2016	5,515,000
2017	4,646,000
2018	3,046,000
2019	1,510,000
2020	791,000
Thereafter	1,972,000
$23,935,000

11. Environmental Reserves and Contingent Liabilities

Environmental

The Company has certain environmental contingencies related to ongoing costs to comply with federal, state, and local environmental laws and regulations, including costs for assessment, compliance, remediation, and certain capital expenditures related to its petroleum operations. In the ordinary course of business, the Company is involved in environmental assessment and remediation activities with respect to releases of regulated substances from its existing and previously operated terminal and retail gasoline facilities. The Company accrues its estimates of all costs to be incurred for assessment and remediation for known releases. These accruals are adjusted periodically if and when new information becomes known. Due to the nature of such releases, the actual costs of assessment and remediation activities may vary significantly from year to year. While the Company believes that the estimated liabilities are reasonable, the actual amounts of such estimates, when known, may vary from these estimates. The Company’s environmental contingencies are not measured on a discounted basis.

WARREN EQUITIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Under state reimbursement programs, the Company is eligible to receive reimbursement for a portion of future remediation costs, as well as a portion of remediation costs previously paid. The reimbursement claims represent a firm and legally enforceable basis to recover remediation costs from the various state programs. In assessing the probability of state reimbursements, the Company takes into consideration each state’s fund balance, revenue sources, existing claim backlog, status of cleanup activity, and claim ranking. While there is no assurance of the timing of the receipt of state reimbursement funds, based on the Company’s experience, the Company expects to receive the majority of state reimbursement funds within one to three years after payment of eligible remediation expenses, assuming that the state administrative procedures for processing such reimbursements follow historical payment practices.

At November 30, 2014 and May 31, 2014, total environmental reserves were $20.1 million and $21.4 million, respectively. The Company has classified environmental liabilities expected to be paid out within the next 12 months as short-term within accrued expenses in the accompanying consolidated balance sheets.  Short-term environmental liabilities totaled approximately $5.1 million and $6.4 million as of November 30, 2014 and May 31, 2014, respectively.  The Company expects to obtain recoveries on such reserves from established state remediation funds in Connecticut, Maryland, Massachusetts, Rhode Island, New Hampshire, and Pennsylvania. At November 30, 2014 and May 31, 2014, such expected recoveries were $7.8 million and $7.9 million, respectively, net of reserves. For reimbursements expected to be received in the next 12 months, the Company has recorded approximately $0.6 million as of November 30, 2014 in receivables, other, on its consolidated balance sheet.

Due to the deteriorating economic condition of a particular state, the Company has adjusted its reimbursement rates for future reimbursements and for the environmental receivables recorded at November 30, 2014 for this state. The gross estimated receivable from the state is approximately $7.1 million at November 30, 2014.

Litigation

The Company is involved in various other claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations, or liquidity at November 30, 2014.

WARREN EQUITIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

12. Supplemental Disclosures of Cash Flow Information

	Six Months Ended
	November 30,
	2014	2013
Cash paid during the year for:
Interest	$17,000	$40,000
Income taxes	$3,641,000	$2,280,000

13. Subsequent Event

On January 7, 2015, Global Partners LP (the “Partnership”) completed the acquisition by Global Montello Group Corp. (“Montello”), a wholly owned subsidiary of the Partnership, of 100% of the equity interests in the Company. The purchase price, subject to post-closing adjustments, was approximately $387 million, including working capital.